Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Seventy Seven Energy Inc., a Delaware corporation (the “Company”), constitutes and appoints David Treadwell and Cary D. Baetz, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Company’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration under the Securities Act of shares of Company common stock, $0.01 par value, to be granted under and in accordance with the Company’s Omnibus Incentive Plan and any and all amendments (including pre-effective and post-effective amendments) thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 23rd day of September, 2016.

Name	Title

/s/ Jerry L. Winchester Jerry L. Winchester	Chief Executive Officer (Principal Executive Officer), President and Director

/s/ Cary D. Baetz Cary D. Baetz	Chief Financial Officer (Principal Financial and Principal Accounting Officer) and Treasurer

/s/ Edward J. DiPaolo Edward J. DiPaolo	Director

/s/ Andrew Axelrod Andrew Axelrod	Director

/s/ Victor Danh Victor Danh	Director

/s/ Steven Hinchman Steven Hinchman	Director

/s/ David King David King	Director

/s/ Douglas J. Wall Douglas J. Wall	Director